EXHIBIT 99.1
HOME PROPERTIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
SECOND QUARTER 2008

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HOME PROPERTIES REPORTS SECOND QUARTER 2008 RESULTS
FFO Per Share Exceeds Wall Street’s Mean Estimate by Four Cents

ROCHESTER, NY, AUGUST 5, 2008 – Home Properties (NYSE:HME) today released financial results for the second quarter ending June 30, 2008.  All results are reported on a diluted basis.

“Results in 2008 continued to be strong, with second quarter Funds from Operations per share up 5.4% from the prior year quarter,” said Home Properties President and CEO Edward J. Pettinella.  “Net Operating Income growth of 4.3% in the second quarter compared to last year was even higher than year-over-year growth in the first quarter.  Occupancy was the highest it has been since 2000.  Although we expect growth to moderate in the second half of the year, our geographic footprint and business niche will continue to position us well defensively in a weaker economic environment.”

Earnings per share ("EPS") for the quarter ended June 30, 2008 was $0.28, compared to $0.26 for the quarter ended June 30, 2007.  The increase is primarily attributable to a $1.3 million (after the allocation of minority interest), or $0.05 per share, increase in income from continuing operations, partially offset by $1.1 million (after the allocation of minority interest), or $0.04 per share, decrease in the income from discontinued operations in the current quarter.  EPS for the six months ended June 30, 2008 was $1.08, compared to $0.41 for the six months ended June 30, 2007.  The year-over-year increase of $0.67 per share is primarily attributable to the impact of the current year first quarter gain on sale of real estate.

For the quarter ended June 30, 2008, Funds From Operations ("FFO") was $40.9 million, or $0.90 per share, compared to $40.5 million, or $0.85 per share, for the quarter ended June 30, 2007.  This result exceeded analysts’ mean estimate, as reported by Thomson, by $0.04, and equates to a 5.4% increase from the prior year.  FFO for the six months ended June 30, 2008 was $1.69 per share, compared to $1.58 in the year-ago period.  Excluding the effects of the $1.9 million charge related to the Series F Preferred Share redemption in the first quarter of 2007, Operating FFO for the six months ended June 30, 2007 was $1.62.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Second Quarter Operating Results

For the second quarter of 2008, same-property comparisons (for 110 “Core” properties containing 35,188 apartment units owned since January 1, 2007) reflected an increase in total revenue of 2.8%, compared to the same quarter a year ago.  Net operating income (“NOI”) increased by 4.3% from the second quarter of 2007.  Property level operating expenses increased by 0.6% for the quarter, primarily due to increases in water and sewer expense, real estate taxes, and trash removal costs, which were partially offset by a reduction in repairs and maintenance.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

Average physical occupancy for the Core properties was 95.1% during the second quarter of 2008, compared to 95.0% during the second quarter of 2007.  Average monthly rental rates, including utility reimbursements, increased 3.0% compared to the year-ago period.  The 3.0% increase in rental rates, less a 0.5% decrease in economic occupancy, produced 2.5% growth in rental revenue. Increases in other income increased growth in total property revenue to 2.8%.

On a sequential basis, compared to the 2008 first quarter results for the Core properties, base rental revenue (excluding utility reimbursement) was up 1.0% in the second quarter of 2008, expenses were down 9.0%, and net operating income was up 6.2%.  Average physical occupancy increased 0.2% to 95.1% and total revenue, including utility reimbursements, was 0.4% lower.  The rental revenue decrease in the second quarter compared to the first quarter was due to the typical seasonality from lower heating cost reimbursements.  The expense decrease represented typical seasonality from lower natural gas and snow removal costs realized between the first and second quarters.

Physical occupancy for the 1,733 apartment units acquired/developed between January 1, 2007 and June 30, 2008 (the “Recently Acquired Communities”) averaged 93.7% during the second quarter of 2008.

Year-to-Date Operating Results

For the six months ended June 30, 2008, same-property comparisons for the Core properties reflected an increase in total revenue of 3.2%, resulting in a 4.1% increase in net operating income compared to the first six months of 2007.  Property level operating expenses increased by 1.8%, primarily due to increases in property insurance, real estate taxes, and trash removal costs, which were partially offset by a reduction in natural gas heating costs, repairs and maintenance, and snow removal expense.

Average physical occupancy for the Core properties was 95.0% during the first six months of 2008, up from 94.7% a year ago, with average monthly rents, including utility reimbursements, rising 3.0%.

Dispositions

There were no dispositions during the 2008 second quarter.  Amounts included in discontinued operations are the residual settlement items associated with first quarter 2008 dispositions.

During the first quarter of 2008, the Company closed on three separate sale transactions, with a total of 598 units, for $64.5 million.  A gain on sale of $30.0 million, before the allocation of minority interest, was recorded in the first quarter related to these sales.  The weighted cap rate for these dispositions was 6.25%.

Capital Markets Activities

As of June 30, 2008, the Company’s ratio of debt-to-total market capitalization was 50.5% (based on the June 30, 2008 closing stock price of $48.06 to determine equity value), with $75.5 million outstanding on its $140 million revolving credit facility and $4.8 million of unrestricted cash on hand.  The ratio would have been 46.7% based on today’s closing stock price of $56.00.  Total debt of $2.2 billion was outstanding, at rates of interest averaging 5.4%

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

and with staggered maturities averaging approximately seven years.  Approximately 94.1% of total indebtedness is at fixed rates.  Interest coverage averaged 2.5 times during the second quarter and the fixed charge ratio averaged 2.3 times for the quarter.

The Company did not repurchase any common shares during the second quarter of 2008.  As of June 30, 2008, the Company has Board authorization to buy back up to 2,291,160 additional shares of its common stock or Operating Partnership Units.

Outlook

For 2008, the Company has increased the midpoint of its prior guidance to $3.41 while tightening the range of FFO per share to $3.37 to $3.45 from $3.33 to $3.45. The new range will produce FFO per share growth of 5.2% to 7.7% when compared to 2007 results.  This guidance range reflects management’s current assessment of economic and market conditions.

The guidance for the balance of 2008 is:   Third quarter $0.85 to $0.89; fourth quarter $0.83 to $0.87.

Supplemental Information

The Company produces supplemental information that provides details regarding property operations, other income, acquisitions, sales, geographic market breakdown, debt and new development.  The supplemental information is available via the Company's Web site, e-mail or facsimile upon request.

Second Quarter Conference Call

The Company will conduct a conference call and simultaneous Webcast tomorrow at 11:00 AM Eastern Time to review and comment on the information reported in this release.  To listen to the call, please dial 800-266-2145 (International 212-676-5362).  A replay of the call will be available through August 12, 2008, by dialing 800-633-8284 or 402-977-9140 and entering 21354476.  The Company webcast, which includes a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section of the Web site, homeproperties.com, on the Investor Relations home page.

Third Quarter Earnings Release and Conference Call

The Company expects to release third quarter 2008 results after the close of the market on November 5, 2008 followed by a conference call and Webcast on November 6, 2008 at 11:30 AM Eastern Time.  The dial-in numbers will be the same as for the second quarter conference call listed above.  The replay code will be 2134477.

This press release contains forward-looking statements.  Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, the weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast, Mid-Atlantic and Southeast Florida markets.  Currently, Home Properties operates 118 communities containing 38,071 apartment units.  Of these, 36,921 units in 116 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general partner, and 282 units are managed for other owners.  For more information, visit Home Properties’ Web site at homeproperties.com.

Tables to follow.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

	Avg. Physical
Second Quarter Results:	Occupancy(a)		2Q 2008	2Q 2008 vs. 2Q 2007 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	2Q 2008	2Q 2007	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.1%	95.0%	$1,131	3.0%	2.8%	0.6%	4.3%
Acquisition Properties(c)	93.7%	NA	$1,026	NA	NA	NA	NA
TOTAL PORTFOLIO	95.0%	95.0%	$1,126	NA	NA	NA	NA

	Avg. Physical
Year-To-Date Results:	Occupancy(a)		YTD '08	YTD '08 vs. YTD '07 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	YTD '08	YTD '07	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.0%	94.7%	$1,126	2.8%	3.2%	1.8%	4.1%
Acquisition Properties(c)	94.2%	NA	$1,023	NA	NA	NA	NA
TOTAL PORTFOLIO	94.9%	94.7%	$1,121	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income.  Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties includes 110 properties with 35,188 apartment units owned throughout 2007 and 2008.

(c)	Acquisition Properties consist of 6 properties with 1,733 apartment units acquired/developed subsequent to January 1, 2007.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Rental income	$118,208	$114,720	$235,263	$225,406
Property other income	10,350	9,561	22,521	19,974
Interest income	20	83	140	1,290
Other income	86	58	278	833
Total revenues	128,664	124,422	258,202	247,503
Operating and maintenance	51,717	50,486	108,115	103,737
General and administrative	6,620	5,953	12,840	11,471
Interest	28,838	30,239	58,914	59,114
Depreciation and amortization	28,826	27,071	57,265	53,406
Total expenses	116,001	113,749	237,134	227,728
Income from operations	12,663	10,673	21,068	19,775
Minority interest in Operating Partnership	(3,747)	(3,065)	(6,218)	(4,763)
Income from continuing operations	8,916	7,608	14,850	15,012
Discontinued operations
Income (loss) from operations, net of minority interest	(9)	1,209	(915)	2,208
Gain (loss) on disposition of property, net of minority interest	(1)	(115)	21,070	(248)
Discontinued operations	(10)	1,094	20,155	1,960
Net Income	8,906	8,702	35,005	16,972
Preferred dividends	-	-	-	(1,290)
Redemption of preferred stock	-	-	-	(1,902)
Net income available to common shareholders	$8,906	$8,702	$35,005	$13,780
Reconciliation from net income available to common shareholders to Funds From Operations:
Net income available to common shareholders	$8,906	$8,702	$35,005	$13,780
Real property depreciation and amortization	28,207	28,094	56,158	55,170
Minority interest	3,747	3,065	6,218	4,763
Minority interest – income (loss) from discontinued operations	(4)	487	(381)	889
(Gain) loss on disposition of property, net of minority interest	1	115	(21,070)	248
Loss from early extinguishment of debt in connection with sale of real estate	-	-	1,384	-
FFO - basic (1)	$40,857	$40,463	$77,314	$74,850

(1)
Pursuant to the revised definition of Funds From Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, minority interest and extraordinary items plus depreciation from real property.  In 2008, the Company added back debt extinguishment costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain or loss on sale of the property. Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
FFO – basic	$40,857	$40,463	$77,314	$74,850
Preferred dividends - convertible preferred stock (2)	-	-	-	-
FFO – diluted	$40,857	$40,463	$77,314	$74,850

FFO – basic	$40,857	$40,463	$77,314	$74,850
Preferred dividends - convertible preferred stock (2)	-	-	-	-
Redemption of Series F Preferred stock	-	-	-	1,902
FFO - operating (4)	$40,857	$40,463	$77,314	$76,752

FFO – basic	$40,857	$40,463	$77,314	$74,850
Preferred dividends - convertible preferred stock (2)	-	-	-	-
Recurring non-revenue generating capital expenses	(7,197)	(7,256)	(14,437)	(14,329)
AFFO (5)	$33,660	$33,207	$62,877	$60,521

FFO – operating	$40,857	$40,463	$77,314	$76,752
Recurring non-revenue generating capital expenses	(7,197)	(7,256)	(14,437)	(14,329)
AFFO - operating	$33,660	$33,207	$62,877	$62,423
Weighted average shares/units outstanding:
Shares – basic	31,642.0	33,255.9	31,927.9	33,161.4
Shares – diluted	32,111.8	33,985.3	32,342.1	33,959.0
Shares/units – basic (3)	44,960.3	46,713.0	45,306.7	46,581.8
Shares/units – diluted (3)	45,430.2	47,442.4	45,720.8	47,379.3
Per share/unit:
Net income – basic	$0.28	$0.26	$1.10	$0.42
Net income – diluted	$0.28	$0.26	$1.08	$0.41
FFO – basic	$0.91	$0.87	$1.71	$1.61
FFO – diluted	$0.90	$0.85	$1.69	$1.58
Operating FFO – diluted, before preferred stock redemption (4)	$0.90	$0.85	$1.69	$1.62
AFFO (5)	$0.74	$0.70	$1.38	$1.28
Operating AFFO – before preferred stock redemption (4) (5)	$0.74	$0.70	$1.38	$1.32
Common Dividend paid	$0.66	$0.65	$1.32	$1.30

(2)	There was no convertible preferred stock outstanding during the periods presented.

(3)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

(4)
Operating FFO is defined as FFO as computed in accordance with NAREIT definition, adjusted for the addback of real estate impairment charges and preferred stock redemption costs.  This is presented for a consistent comparison of how NAREIT defined FFO in 2003.

(5)
Adjusted Funds From Operations ("AFFO") is defined as gross FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $780 and $760 per apartment unit in 2008 and 2007, respectively.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	June 30, 2008	December 31, 2007
Land	$506,088	$510,120
Construction in progress, including land	83,688	54,069
Buildings, improvements and equipment	3,127,033	3,115,966
	3,716,809	3,680,155
Accumulated depreciation	(589,905)	(543,917)
Real estate, net	3,126,904	3,136,238

Cash and cash equivalents	4,827	6,109
Cash in escrows	29,225	31,005
Accounts receivable	10,826	11,109
Prepaid expenses	10,063	15,560
Deferred charges	11,468	12,371
Other assets	3,963	4,031
Total assets	$3,197,276	$3,216,423
Mortgage notes payable	$1,944,469	$1,986,789
Exchangeable senior notes	200,000	200,000
Line of credit	75,500	2,500
Accounts payable	19,978	18,616
Accrued interest payable	10,723	10,984
Accrued expenses and other liabilities	27,766	27,586
Security deposits	21,878	22,826
Total liabilities	2,300,314	2,269,301

Minority interest	266,202	279,061
Stockholders’ equity	630,760	668,061
Total liabilities and stockholders’ equity	$3,197,276	$3,216,423

Total shares/units outstanding:
Common stock	31,844.4	32,600.6
Operating partnership units	13,261.2	13,446.9
	45,105.6	46,047.5

# # #

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237

OWNED COMMUNITY RESULTS

SECOND QUARTER 2008						2Q '08 versus 2Q '07
						% Growth
	# of	Date	2Q '08	2Q '08	Year Ago	Rental	Total	Total	Total	2Q '08
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates	Revenue	Expense	NOI	% Co. NOI

Baltimore Region
Bonnie Ridge	960	7/1/1999	$1,054	93.4%	93.6%	2.3%	2.4%	-5.4%	7.0%
Canterbury Apartments	618	7/16/1999	$932	93.1%	96.1%	4.0%	-0.5%	-2.5%	0.7%
Country Village	344	4/30/1998	$894	96.3%	95.3%	5.5%	5.2%	-5.8%	13.9%
Dunfield Townhomes	312	11/1/2007	$1,053	93.2%	n/a	n/a	n/a	n/a	n/a
Falcon Crest	396	7/16/1999	$970	94.3%	90.5%	0.5%	8.0%	-8.2%	18.0%
Fox Hall Apartments	720	3/29/2007	$844	92.6%	94.5%	0.7%	-0.7%	21.2%	-16.0%
Gateway Village	132	7/16/1999	$1,267	95.5%	96.5%	2.7%	0.1%	3.6%	-1.6%
Heritage Woods	164	10/4/2006	$1,025	95.1%	97.2%	11.1%	13.4%	-11.6%	35.5%
Mill Towne Village Apts	384	5/31/2001	$865	94.9%	95.7%	3.7%	5.0%	-0.8%	8.9%
Morningside Heights	1,050	4/30/1998	$876	92.1%	94.3%	3.2%	-3.6%	-4.2%	-3.3%
Owings Run	504	7/16/1999	$1,173	94.6%	95.5%	3.2%	3.0%	1.9%	3.6%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,141	93.5%	95.8%	7.2%	5.2%	4.3%	5.8%
Selford Townhomes	102	7/16/1999	$1,291	91.6%	95.6%	1.0%	-2.1%	-3.9%	-1.2%
The Coves at Chesapeake	469	11/20/2006	$1,207	89.0%	92.7%	5.4%	1.1%	3.9%	-0.6%
Timbercroft Townhomes	284	7/16/1999	$842	99.5%	99.1%	2.4%	2.5%	0.3%	3.8%
Top Field	156	10/4/2006	$1,148	95.2%	97.7%	7.4%	8.7%	-0.5%	14.0%
Village Square Townhomes	370	7/16/1999	$1,166	92.9%	95.4%	5.1%	-0.8%	-4.4%	1.0%
Woodholme Manor	177	3/31/2001	$836	93.4%	95.1%	2.6%	1.9%	7.9%	-2.8%
Total Baltimore Region	7,346		$997	93.4%	94.8%	3.5%	1.7%	0.0%	2.6%	18.2%

Boston Region
Gardencrest	696	6/28/2002	$1,470	95.6%	96.4%	4.2%	3.9%	-5.6%	10.5%
Highland House	172	5/31/2006	$1,144	96.5%	96.1%	3.4%	4.5%	4.0%	4.9%
Liberty Place	107	6/6/2006	$1,381	97.1%	93.8%	-0.5%	-1.4%	2.0%	-3.6%
Stone Ends	280	2/12/2003	$1,222	96.3%	94.9%	-0.6%	2.8%	-0.7%	4.7%
The Heights at Marlborough	348	9/7/2006	$1,143	96.5%	94.7%	-3.1%	-3.7%	3.4%	-7.9%
The Meadows at Marlborough	264	9/7/2006	$1,145	96.6%	93.0%	0.5%	4.8%	-14.5%	22.9%
The Townhomes of Beverly	204	2/15/2007	$1,433	95.3%	94.0%	-0.8%	0.7%	-5.6%	5.8%
The Village at Marshfield	276	3/17/2004	$1,159	94.4%	96.3%	2.2%	3.0%	-0.2%	4.9%
Westwoods	35	4/30/2007	$1,226	97.4%	n/a	n/a	n/a	n/a	n/a
Total Boston Region	2,382		$1,287	95.9%	95.3%	1.3%	2.2%	-3.5%	6.1%	7.3%

Chicago Region
Blackhawk	371	10/20/2000	$883	95.1%	96.8%	3.6%	-0.5%	6.0%	-8.6%
Courtyards Village	224	8/29/2001	$821	98.1%	97.4%	3.9%	5.3%	-2.2%	14.0%
Cypress Place	192	12/27/2000	$950	97.2%	97.6%	4.0%	3.6%	0.2%	7.7%
The Colony	783	9/1/1999	$897	97.6%	98.2%	6.6%	5.0%	3.1%	7.1%
The New Colonies	672	6/23/1998	$721	96.1%	96.7%	2.6%	-1.0%	4.3%	-5.1%
Total Chicago Region	2,242		$839	96.8%	97.4%	4.5%	2.3%	3.1%	1.5%	3.8%

Florida Region
The Hamptons	668	7/7/2004	$1,035	94.7%	96.7%	0.4%	-4.3%	-4.8%	-3.9%
Vinings at Hampton Village	168	7/7/2004	$1,145	92.3%	97.3%	1.7%	-4.8%	6.3%	-15.2%
Total Florida Region	836		$1,057	94.2%	96.9%	0.7%	-4.4%	-2.4%	-6.3%	1.7%

Hudson Valley Region
Lakeshore Villas	152	7/17/1996	$1,051	94.1%	95.8%	1.4%	0.2%	-7.6%	8.2%
Patricia	100	7/7/1998	$1,448	94.5%	98.1%	2.8%	-10.1%	-3.7%	-15.0%
Sherwood Consolidation	224	10/11/2002	$1,309	97.9%	98.2%	7.0%	8.0%	9.1%	7.0%
Sunset Gardens	217	7/17/1996	$941	92.9%	97.5%	3.5%	-4.9%	-2.6%	-6.9%
Total Hudson Valley Region	693		$1,157	95.2%	97.5%	4.2%	-0.3%	0.4%	-0.9%	1.6%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,189	96.5%	95.6%	-0.8%	2.3%	4.9%	0.1%
Cambridge Village	82	3/1/2002	$1,642	98.3%	97.0%	3.5%	4.1%	-2.6%	10.2%
Devonshire Hills	297	7/16/2001	$1,700	97.1%	96.6%	-0.5%	-0.6%	1.8%	-1.7%
Hawthorne Court	434	4/4/2002	$1,391	97.5%	94.3%	2.0%	4.9%	0.9%	9.1%
Heritage Square	80	4/4/2002	$1,658	96.6%	96.0%	4.2%	4.3%	2.5%	5.8%
Holiday Square	144	5/31/2002	$1,157	96.2%	94.8%	2.2%	3.6%	-0.1%	6.2%
Lake Grove Apartments	368	2/3/1997	$1,405	95.7%	93.3%	1.7%	2.4%	5.9%	0.1%
Mid- Island Estates	232	7/1/1997	$1,317	95.1%	95.4%	0.9%	1.2%	1.3%	1.1%
Sayville Commons	342	7/15/2005	$1,511	94.7%	98.1%	3.9%	0.6%	2.1%	-0.4%
South Bay Manor	61	9/11/2000	$1,636	89.4%	97.0%	5.4%	0.4%	4.6%	-3.0%
Southern Meadows	452	6/29/2001	$1,351	93.9%	94.2%	1.4%	-0.1%	6.2%	-4.9%
Stratford Greens	359	3/1/2002	$1,440	96.3%	95.5%	2.5%	2.9%	2.6%	3.1%
Westwood Village Apts	242	3/1/2002	$2,280	97.9%	97.2%	3.2%	7.0%	4.5%	8.8%
Woodmont Village Apts	96	3/1/2002	$1,342	95.0%	94.0%	2.9%	0.4%	-7.0%	4.6%
Yorkshire Village Apts	40	3/1/2002	$1,711	97.2%	96.4%	6.4%	12.3%	11.3%	13.2%
Total Long Island Region	3,389		$1,490	96.0%	95.5%	2.1%	2.5%	2.9%	2.2%	11.5%

Maine Region
Liberty Commons	120	8/30/2006	$1,161	97.3%	98.0%	3.5%	2.4%	19.2%	-3.9%
Redbank Village	500	7/7/1998	$843	95.5%	96.2%	2.8%	1.6%	2.7%	0.8%
Total Maine Region	620		$905	96.0%	96.7%	3.0%	1.8%	5.7%	-0.5%	1.3%

New Jersey Region
Barrington Gardens	148	3/1/2005	$1,053	96.2%	95.4%	11.2%	12.9%	25.5%	4.2%
Chatham Hill Apartments	308	1/30/2004	$1,724	94.2%	92.7%	6.2%	7.0%	14.5%	3.3%
East Hill Gardens	33	7/7/1998	$1,500	96.3%	96.2%	0.7%	4.3%	13.5%	0.2%
Hackensack Gardens	198	3/1/2005	$1,007	93.0%	98.1%	7.7%	2.9%	27.0%	-13.6%
Jacob Ford Village	270	2/15/2007	$1,089	93.1%	88.9%	5.8%	17.8%	5.7%	26.9%
Lakeview	106	7/7/1998	$1,345	98.2%	95.4%	2.9%	5.0%	9.6%	2.5%
Northwood Apartments	134	1/30/2004	$1,308	93.7%	93.3%	4.8%	7.8%	-3.7%	20.4%
Oak Manor	77	7/7/1998	$1,788	99.3%	97.7%	3.2%	5.0%	9.1%	3.4%
Pleasant View	1,142	7/7/1998	$1,162	92.9%	93.8%	3.5%	3.4%	-0.7%	6.1%
Pleasure Bay	270	7/7/1998	$1,078	94.9%	93.6%	0.3%	0.9%	-0.5%	2.1%
Regency Club	372	9/24/2004	$1,137	97.2%	96.4%	1.4%	2.8%	-1.0%	5.9%
Royal Gardens Apartments	550	5/28/1997	$1,237	94.0%	92.9%	4.2%	4.5%	-0.9%	8.0%
Wayne Village	275	7/7/1998	$1,381	94.9%	94.6%	3.9%	2.1%	1.9%	2.2%
Windsor Realty	67	7/7/1998	$1,179	98.3%	92.2%	3.2%	12.7%	0.2%	21.3%
Total New Jersey Region	3,950		$1,232	94.4%	93.9%	4.1%	5.1%	3.6%	6.0%	11.7%

Philadelphia Region
Beechwood Gardens	160	7/7/1998	$829	97.6%	92.9%	-0.7%	7.2%	-12.4%	33.1%
Castle Club	158	3/15/2000	$944	95.4%	92.7%	1.6%	5.3%	-6.0%	16.8%
Chesterfield	247	9/23/1997	$923	93.5%	94.7%	2.2%	2.7%	3.1%	2.3%
Curren Terrace	318	9/23/1997	$906	94.5%	95.1%	-0.4%	-2.5%	6.0%	-9.8%
Glen Brook	174	7/28/1999	$824	91.4%	94.8%	0.3%	-0.6%	76.3%	-30.6%
Glen Manor	174	9/23/1997	$800	93.6%	96.5%	2.1%	1.4%	-9.5%	13.7%
Golf Club	399	3/15/2000	$1,054	96.6%	94.1%	4.4%	4.2%	-12.6%	16.3%
Hill Brook Place	274	7/28/1999	$876	94.8%	95.3%	0.4%	0.2%	3.4%	-2.5%
Home Properties of Bryn Mawr	316	3/15/2000	$1,057	92.4%	91.8%	2.3%	3.5%	1.5%	5.0%
Home Properties of Devon	631	3/15/2000	$1,110	92.8%	96.2%	2.5%	-5.6%	-4.3%	-6.4%
Home Properties of Newark	432	7/16/1999	$879	93.6%	95.2%	2.9%	0.9%	-1.7%	3.0%
New Orleans Park	442	7/28/1999	$860	94.4%	93.8%	1.6%	4.5%	-1.4%	9.7%
Racquet Club	466	7/7/1998	$1,038	94.5%	96.6%	3.1%	-0.1%	-0.9%	0.4%
Racquet Club South	103	5/27/1999	$902	94.7%	94.7%	4.7%	3.5%	1.3%	5.3%
Ridley Brook	244	7/28/1999	$906	94.7%	96.4%	2.2%	0.3%	0.6%	0.1%
Sherry Lake	298	7/23/1998	$1,192	95.1%	91.8%	2.7%	4.0%	1.3%	5.4%
The Brooke at Peachtree Village	146	8/15/2005	$1,102	96.9%	98.7%	4.6%	2.7%	-1.9%	5.9%
The Landings	384	11/25/1996	$994	96.0%	96.4%	3.3%	4.2%	-9.7%	14.4%
Trexler Park	250	3/15/2000	$1,052	95.1%	91.6%	0.4%	4.1%	-14.2%	21.7%
Trexler Park West	192	Under Construction	$1,199	95.0%	n/a	n/a	n/a	n/a	n/a
Valley View	177	9/23/1997	$806	91.6%	86.3%	-2.7%	1.3%	-3.8%	8.3%
Village Square	128	9/23/1997	$950	93.2%	89.9%	1.6%	2.8%	-8.7%	14.7%
William Henry	363	3/15/2000	$1,120	96.7%	93.8%	4.2%	10.3%	4.1%	15.3%
Total Philadelphia Region	6,476		$981	94.5%	94.4%	2.3%	1.9%	-1.6%	4.6%	15.6%

Washington DC Region
Braddock Lee	255	3/16/1998	$1,258	96.5%	95.9%	2.9%	2.2%	-2.5%	5.3%
Cider Mill	864	9/27/2002	$1,089	96.8%	96.1%	2.6%	0.8%	6.9%	-3.3%
Cinnamon Run	511	12/28/2005	$1,172	96.8%	96.3%	3.3%	3.3%	5.2%	2.4%
East Meadow	150	8/1/2000	$1,296	96.6%	93.6%	-1.2%	5.7%	5.5%	5.9%
Elmwood Terrace	504	6/30/2000	$907	94.9%	93.8%	4.2%	4.3%	2.4%	5.8%
Falkland Chase	450	9/10/2003	$1,350	94.1%	93.8%	5.6%	5.8%	-3.3%	10.7%
Mount Vernon Square	1,387	12/27/2006	$1,157	96.1%	95.1%	2.6%	6.2%	-0.1%	9.5%
Orleans Village	851	11/16/2000	$1,291	97.3%	92.9%	1.6%	7.6%	7.2%	7.8%
Park Shirlington	294	3/16/1998	$1,255	96.5%	96.9%	6.5%	5.2%	11.7%	1.0%
Peppertree Farm	879	12/28/2005	$1,142	94.1%	91.3%	5.2%	8.3%	-3.5%	17.4%
Seminary Hill	296	7/1/1999	$1,217	97.3%	95.9%	2.4%	3.3%	1.7%	4.6%
Seminary Towers	540	7/1/1999	$1,280	95.3%	94.2%	3.5%	5.6%	3.2%	7.4%
Tamarron Apartments	132	7/16/1999	$1,438	94.7%	95.4%	3.4%	1.7%	3.8%	0.6%
The Apts at Wellington Trace	240	3/2/2004	$1,275	89.6%	94.2%	2.7%	-1.3%	1.8%	-2.8%
The Manor-MD	435	8/31/2001	$1,170	91.4%	93.0%	4.7%	3.1%	-5.2%	8.9%
The Manor-VA	198	2/19/1999	$1,048	96.1%	94.3%	7.2%	5.5%	3.5%	7.0%
The Sycamores	185	12/16/2002	$1,350	97.9%	96.7%	-0.5%	-2.1%	5.3%	-5.5%
Virginia Village	344	5/31/2001	$1,227	97.4%	95.9%	1.3%	1.2%	-2.1%	3.4%
West Springfield	244	11/18/2002	$1,425	97.5%	97.5%	3.4%	5.7%	3.4%	6.7%
Woodleaf Apartments	228	3/19/2004	$1,141	93.3%	97.6%	5.2%	0.2%	-1.5%	1.2%
Total Washington DC Region	8,987		$1,195	95.7%	94.6%	3.3%	4.5%	1.9%	6.0%	27.3%

TOTAL OWNED PORTFOLIO	36,921		$1,126	95.0%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	35,188		$1,131	95.1%	95.0%	3.0%	2.8%	0.6%	4.3%

Page 9-14

OWNED COMMUNITY RESULTS

June YTD						YTD '08 versus YTD '07
						% Growth
	# of	Date	YTD '08	YTD '08	Year Ago	Rental	Total	Total	Total	YTD '08
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates	Revenue	Expense	NOI	% Co. NOI

Baltimore Region
Bonnie Ridge	960	7/1/1999	$1,038	94.2%	92.9%	0.3%	3.3%	-2.4%	7.0%
Canterbury Apartments	618	7/16/1999	$931	92.9%	96.3%	4.5%	0.7%	2.1%	-0.1%
Country Village	344	4/30/1998	$887	95.6%	94.9%	5.0%	4.5%	-3.8%	11.5%
Dunfield Townhomes	312	11/1/2007	$1,049	93.9%	n/a	n/a	n/a	n/a	n/a
Falcon Crest	396	7/16/1999	$970	93.0%	91.8%	1.5%	2.6%	-4.5%	6.9%
Fox Hall Apartments	720	3/29/2007	$845	94.3%	n/a	n/a	n/a	n/a	n/a
Gateway Village	132	7/16/1999	$1,262	96.0%	97.0%	2.9%	1.7%	2.2%	1.4%
Heritage Woods	164	10/4/2006	$1,013	95.9%	97.8%	9.5%	11.8%	-9.4%	29.0%
Mill Towne Village Apts	384	5/31/2001	$860	94.5%	95.3%	3.6%	3.6%	1.0%	5.4%
Morningside Heights	1,050	4/30/1998	$873	92.8%	94.5%	3.0%	-1.2%	-2.0%	-0.8%
Owings Run	504	7/16/1999	$1,167	95.4%	95.8%	3.3%	3.8%	2.3%	4.6%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,132	95.1%	96.5%	7.4%	6.4%	5.5%	7.1%
Selford Townhomes	102	7/16/1999	$1,278	92.9%	96.5%	1.5%	-1.3%	1.1%	-2.4%
The Coves at Chesapeake	469	11/20/2006	$1,197	90.2%	90.3%	4.8%	3.8%	-7.0%	11.0%
Timbercroft Townhomes	284	7/16/1999	$838	99.3%	99.1%	3.0%	3.0%	2.6%	3.2%
Top Field	156	10/4/2006	$1,137	95.5%	97.2%	7.2%	8.0%	0.3%	12.3%
Village Square Townhomes	370	7/16/1999	$1,156	94.4%	96.1%	4.5%	-0.9%	1.9%	-2.2%
Woodholme Manor	177	3/31/2001	$840	92.7%	94.6%	3.7%	1.5%	11.2%	-6.0%
Total Baltimore Region	7,346		$991	94.0%	94.7%	3.4%	2.5%	-0.8%	4.5%	18.4%

Boston Region
Gardencrest	696	6/28/2002	$1,459	95.6%	95.3%	3.7%	4.6%	-0.1%	8.3%
Highland House	172	5/31/2006	$1,136	96.7%	94.9%	2.5%	5.9%	-7.9%	18.6%
Liberty Place	107	6/6/2006	$1,383	94.5%	95.0%	-0.3%	-4.0%	-1.2%	-6.1%
Stone Ends	280	2/12/2003	$1,224	94.9%	94.8%	-0.5%	1.1%	-1.0%	2.4%
The Heights at Marlborough	348	9/7/2006	$1,142	96.4%	94.5%	-3.3%	-3.2%	10.9%	-12.9%
The Meadows at Marlborough	264	9/7/2006	$1,139	96.9%	93.0%	-0.8%	3.0%	-11.9%	20.5%
The Townhomes of Beverly	204	2/15/2007	$1,433	95.0%	n/a	n/a	n/a	n/a	n/a
The Village at Marshfield	276	3/17/2004	$1,159	93.9%	94.9%	2.2%	3.4%	-1.1%	6.2%
Westwoods	35	4/30/2007	$1,220	97.3%	n/a	n/a	n/a	n/a	n/a
Total Boston Region	2,382		$1,282	95.5%	94.8%	1.1%	2.2%	-1.0%	4.7%	7.0%

Chicago Region
Blackhawk	371	10/20/2000	$882	95.6%	96.0%	3.5%	3.5%	6.6%	-0.2%
Courtyards Village	224	8/29/2001	$817	98.0%	97.5%	4.0%	3.5%	3.8%	3.3%
Cypress Place	192	12/27/2000	$945	97.2%	98.0%	3.8%	3.2%	1.6%	5.2%
The Colony	783	9/1/1999	$892	97.0%	97.7%	6.7%	4.9%	2.4%	7.6%
The New Colonies	672	6/23/1998	$718	96.2%	97.6%	2.5%	-0.9%	3.3%	-4.2%
Total Chicago Region	2,242		$835	96.7%	97.4%	4.5%	2.8%	3.5%	2.1%	3.9%

Florida Region
The Hamptons	668	7/7/2004	$1,040	93.7%	96.1%	1.1%	-2.7%	3.4%	-8.1%
Vinings at Hampton Village	168	7/7/2004	$1,150	93.7%	96.6%	2.6%	-1.0%	8.5%	-10.1%
Total Florida Region	836		$1,062	93.7%	96.2%	1.5%	-2.3%	4.5%	-8.5%	1.8%

Hudson Valley Region
Lakeshore Villas	152	7/17/1996	$1,061	92.8%	96.7%	2.7%	-1.3%	-3.8%	1.5%
Patricia	100	7/7/1998	$1,457	95.9%	98.0%	4.2%	-2.2%	1.0%	-5.1%
Sherwood Consolidation	224	10/11/2002	$1,299	97.0%	97.1%	6.7%	7.4%	6.7%	8.2%
Sunset Gardens	217	7/17/1996	$938	92.9%	98.2%	3.9%	-0.9%	-1.1%	-0.7%
Total Hudson Valley Region	693		$1,157	94.9%	97.4%	4.7%	1.7%	1.6%	1.9%	1.6%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,190	93.6%	94.2%	-0.5%	0.6%	10.9%	-8.8%
Cambridge Village	82	3/1/2002	$1,630	99.0%	95.7%	2.8%	5.7%	2.7%	8.4%
Devonshire Hills	297	7/16/2001	$1,697	96.6%	96.0%	-1.0%	-1.1%	1.4%	-2.3%
Hawthorne Court	434	4/4/2002	$1,394	96.0%	94.0%	2.4%	5.7%	2.2%	9.4%
Heritage Square	80	4/4/2002	$1,649	97.6%	96.1%	4.5%	6.0%	-2.2%	13.5%
Holiday Square	144	5/31/2002	$1,156	97.3%	96.1%	2.6%	3.9%	1.0%	6.0%
Lake Grove Apartments	368	2/3/1997	$1,402	95.2%	94.4%	1.6%	3.6%	5.9%	2.1%
Mid- Island Estates	232	7/1/1997	$1,314	96.1%	94.8%	1.6%	2.0%	-3.3%	6.8%
Sayville Commons	342	7/15/2005	$1,505	94.6%	97.3%	3.8%	0.6%	0.7%	0.6%
South Bay Manor	61	9/11/2000	$1,638	91.7%	95.6%	5.7%	6.0%	4.2%	7.7%
Southern Meadows	452	6/29/2001	$1,349	94.0%	93.8%	0.8%	2.9%	4.8%	1.2%
Stratford Greens	359	3/1/2002	$1,434	96.8%	95.5%	2.6%	6.8%	3.6%	9.4%
Westwood Village Apts	242	3/1/2002	$2,273	97.8%	96.7%	3.5%	7.4%	3.8%	10.0%
Woodmont Village Apts	96	3/1/2002	$1,350	92.6%	94.0%	3.8%	0.8%	-6.2%	5.4%
Yorkshire Village Apts	40	3/1/2002	$1,697	98.2%	97.7%	6.0%	9.5%	10.1%	8.8%
Total Long Island Region	3,389		$1,487	95.8%	95.3%	2.1%	3.7%	2.8%	4.3%	11.7%

Maine Region
Liberty Commons	120	8/30/2006	$1,160	97.0%	97.9%	3.5%	1.5%	14.4%	-4.0%
Redbank Village	500	7/7/1998	$838	95.1%	95.0%	2.4%	1.9%	0.3%	3.1%
Total Maine Region	620		$900	95.6%	95.7%	2.7%	1.8%	3.0%	1.0%	1.3%

New Jersey Region
Barrington Gardens	148	3/1/2005	$1,040	96.3%	95.8%	12.5%	13.4%	5.6%	20.1%
Chatham Hill Apartments	308	1/30/2004	$1,707	95.1%	92.9%	5.6%	7.0%	9.3%	5.8%
East Hill Gardens	33	7/7/1998	$1,505	97.6%	96.1%	1.1%	3.1%	-3.8%	7.4%
Hackensack Gardens	198	3/1/2005	$1,002	91.7%	98.0%	8.4%	1.3%	22.1%	-18.7%
Jacob Ford Village	270	2/15/2007	$1,083	93.9%	n/a	n/a	n/a	n/a	n/a
Lakeview	106	7/7/1998	$1,337	98.1%	95.8%	3.1%	4.6%	3.7%	5.2%
Northwood Apartments	134	1/30/2004	$1,301	94.4%	93.5%	4.9%	8.2%	2.6%	15.2%
Oak Manor	77	7/7/1998	$1,778	97.5%	97.8%	2.8%	1.6%	2.3%	1.2%
Pleasant View	1,142	7/7/1998	$1,157	93.6%	94.4%	4.2%	3.7%	-1.9%	7.9%
Pleasure Bay	270	7/7/1998	$1,078	92.0%	93.7%	0.8%	-0.4%	0.2%	-0.9%
Regency Club	372	9/24/2004	$1,131	96.6%	95.5%	1.3%	2.2%	-2.9%	6.9%
Royal Gardens Apartments	550	5/28/1997	$1,229	95.0%	92.1%	4.2%	7.4%	3.7%	10.3%
Wayne Village	275	7/7/1998	$1,375	95.3%	95.2%	4.1%	2.4%	-2.1%	5.8%
Windsor Realty	67	7/7/1998	$1,186	95.8%	94.6%	3.9%	4.9%	2.5%	6.8%
Total New Jersey Region	3,950		$1,225	94.6%	94.4%	4.2%	4.4%	1.9%	6.3%	11.3%

Philadelphia Region
Beechwood Gardens	160	7/7/1998	$824	95.5%	95.3%	-1.6%	0.8%	-4.8%	7.1%
Castle Club	158	3/15/2000	$940	94.3%	93.8%	1.3%	3.5%	2.7%	4.3%
Chesterfield	247	9/23/1997	$916	94.4%	94.0%	0.9%	1.7%	0.5%	2.8%
Curren Terrace	318	9/23/1997	$912	92.2%	94.5%	0.4%	-3.3%	-0.1%	-6.3%
Glen Brook	174	7/28/1999	$825	92.0%	94.4%	1.3%	1.1%	21.8%	-16.2%
Glen Manor	174	9/23/1997	$796	94.3%	97.3%	2.2%	0.5%	-1.8%	2.9%
Golf Club	399	3/15/2000	$1,045	95.5%	93.9%	3.6%	2.5%	-7.8%	10.2%
Hill Brook Place	274	7/28/1999	$875	94.6%	95.6%	0.1%	-0.8%	-0.2%	-1.4%
Home Properties of Bryn Mawr	316	3/15/2000	$1,050	93.2%	92.5%	1.2%	3.4%	3.9%	2.9%
Home Properties of Devon	631	3/15/2000	$1,106	93.9%	96.3%	2.3%	0.2%	-2.8%	2.2%
Home Properties of Newark	432	7/16/1999	$872	94.3%	95.0%	2.4%	0.8%	-1.2%	2.4%
New Orleans Park	442	7/28/1999	$858	94.0%	94.3%	1.9%	3.2%	1.2%	5.2%
Racquet Club	466	7/7/1998	$1,032	95.9%	95.5%	2.1%	2.9%	0.6%	4.6%
Racquet Club South	103	5/27/1999	$891	95.5%	94.5%	2.9%	5.1%	1.9%	8.2%
Ridley Brook	244	7/28/1999	$903	94.1%	96.3%	2.3%	0.0%	2.1%	-2.1%
Sherry Lake	298	7/23/1998	$1,179	94.1%	92.5%	1.9%	2.2%	-2.6%	5.1%
The Brooke at Peachtree Village	146	8/15/2005	$1,094	97.3%	98.9%	4.6%	3.4%	2.3%	4.1%
The Landings	384	11/25/1996	$984	96.1%	96.3%	3.1%	2.2%	-4.5%	7.2%
Trexler Park	250	3/15/2000	$1,046	93.7%	90.0%	0.9%	2.8%	-13.2%	19.5%
Trexler Park West	192	Under Construction	$1,216	92.6%	n/a	n/a	n/a	n/a	n/a
Valley View	177	9/23/1997	$812	87.8%	86.2%	-2.0%	1.3%	0.2%	2.9%
Village Square	128	9/23/1997	$950	91.3%	93.6%	2.2%	1.6%	-1.2%	4.3%
William Henry	363	3/15/2000	$1,111	96.3%	94.2%	4.1%	9.3%	9.5%	9.2%
Total Philadelphia Region	6,476		$976	94.4%	94.5%	2.0%	2.1%	-0.3%	4.0%	15.5%

Washington DC Region
Braddock Lee	255	3/16/1998	$1,256	96.0%	96.0%	3.4%	2.5%	0.3%	3.9%
Cider Mill	864	9/27/2002	$1,084	96.4%	94.0%	2.2%	2.4%	9.6%	-2.5%
Cinnamon Run	511	12/28/2005	$1,169	96.9%	96.2%	3.5%	4.4%	17.5%	-0.8%
East Meadow	150	8/1/2000	$1,301	96.8%	95.5%	-0.3%	2.0%	4.7%	0.4%
Elmwood Terrace	504	6/30/2000	$903	93.7%	93.0%	4.0%	4.1%	2.7%	5.4%
Falkland Chase	450	9/10/2003	$1,342	93.8%	94.3%	5.6%	5.1%	-2.9%	9.3%
Mount Vernon Square	1,387	12/27/2006	$1,152	95.8%	94.5%	3.0%	5.6%	5.3%	5.7%
Orleans Village	851	11/16/2000	$1,288	96.5%	91.8%	1.2%	7.9%	3.0%	11.1%
Park Shirlington	294	3/16/1998	$1,241	96.8%	95.8%	4.7%	5.4%	7.6%	3.8%
Peppertree Farm	879	12/28/2005	$1,140	92.9%	90.5%	4.1%	6.9%	8.7%	5.7%
Seminary Hill	296	7/1/1999	$1,217	96.7%	93.3%	2.4%	6.2%	1.3%	10.5%
Seminary Towers	540	7/1/1999	$1,273	94.9%	94.1%	3.2%	2.7%	2.8%	2.7%
Tamarron Apartments	132	7/16/1999	$1,434	95.0%	95.0%	3.5%	4.4%	-1.2%	7.4%
The Apts at Wellington Trace	240	3/2/2004	$1,269	89.8%	93.3%	2.3%	-2.2%	4.9%	-5.7%
The Manor-MD	435	8/31/2001	$1,161	92.1%	93.3%	4.1%	4.1%	0.3%	6.8%
The Manor-VA	198	2/19/1999	$1,029	95.9%	92.9%	5.2%	6.4%	5.1%	7.5%
The Sycamores	185	12/16/2002	$1,346	96.5%	96.5%	0.2%	-1.4%	6.3%	-5.0%
Virginia Village	344	5/31/2001	$1,218	97.2%	95.2%	0.5%	1.9%	-2.0%	4.9%
West Springfield	244	11/18/2002	$1,416	97.8%	97.0%	3.5%	5.6%	2.6%	6.9%
Woodleaf Apartments	228	3/19/2004	$1,133	94.5%	95.4%	4.6%	2.2%	4.4%	1.0%
Total Washington DC Region	8,987		$1,190	95.3%	93.9%	3.0%	4.5%	4.5%	4.4%	27.5%

TOTAL OWNED PORTFOLIO	36,921		$1,121	94.9%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	35,188		$1,126	95.0%	94.7%	2.8%	3.2%	1.8%	4.1%

Physical Occupancy Comparison By Region - Core Properties

Sequential Comparison
Second Quarter 2008 vs. First Quarter 2008

Region	% Units	2Q '08	1Q '08	Variance

Washington	25.5%	95.7%	94.9%	0.8%
New Jersey, Long Island, Hudson Valley	22.1%	95.2%	95.1%	0.1%
Baltimore	17.9%	93.5%	94.4%	-0.9%
Philadelphia	17.9%	94.5%	94.2%	0.3%
Chicago	6.4%	96.8%	96.5%	0.3%
Boston	6.1%	95.9%	95.2%	0.7%
Florida	2.4%	94.2%	93.3%	0.9%
Other	1.7%	96.0%	95.2%	0.8%

Total Core	100.0%	95.1%	94.9%	0.2%

Year over Year Comparison
Second Quarter 2008 vs. Second Quarter 2007

Region	% Units	2Q '08	2Q '07	Variance

Washington	25.5%	95.7%	94.6%	1.1%
New Jersey, Long Island, Hudson Valley	22.1%	95.2%	95.1%	0.1%
Baltimore	17.9%	93.5%	94.8%	-1.3%
Philadelphia	17.9%	94.5%	94.4%	0.1%
Chicago	6.4%	96.8%	97.4%	-0.6%
Boston	6.1%	95.9%	95.4%	0.5%
Florida	2.4%	94.2%	96.9%	-2.7%
Other	1.7%	96.0%	96.7%	-0.7%

Total Core	100.0%	95.1%	95.0%	0.1%

June vs. Quarter Comparison

Region	% Units	Jun '08	2Q '08	Variance

Washington	25.5%	95.7%	95.7%	0.0%
New Jersey, Long Island, Hudson Valley	22.1%	95.7%	95.2%	0.5%
Baltimore	17.9%	93.4%	93.5%	-0.1%
Philadelphia	17.9%	94.5%	94.5%	0.0%
Chicago	6.4%	96.3%	96.8%	-0.5%
Boston	6.1%	95.6%	95.9%	-0.3%
Florida	2.4%	95.3%	94.2%	1.1%
Other	1.7%	95.4%	96.0%	-0.6%

Total Core	100.0%	95.2%	95.1%	0.1%

Net Operating Results - Core Properties

Sequential Results
Second Quarter 2008 vs. First Quarter 2008
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington	25.5%	1.5%	-0.2%	-7.4%	4.6%
New Jersey, Long Island, Hudson Valley	22.1%	0.3%	-0.7%	-10.0%	7.1%
Baltimore	17.9%	0.9%	-0.6%	-7.1%	3.3%
Philadelphia	17.9%	1.3%	-1.4%	-12.2%	8.1%
Chicago	6.4%	0.8%	-0.4%	0.6%	-1.5%
Boston	6.1%	1.8%	2.5%	-15.7%	18.1%
Florida	2.4%	-0.7%	-2.4%	-9.2%	5.0%
Other	1.7%	2.9%	3.5%	-3.9%	8.2%

Total Core	100.0%	1.0%	-0.4%	-9.0%	6.2%

Year Over Year Results
Second Quarter 2008 vs. Second Quarter 2007
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington	25.5%	3.8%	4.5%	1.9%	6.0%
New Jersey, Long Island, Hudson Valley	22.1%	2.3%	3.1%	2.9%	3.2%
Baltimore	17.9%	1.8%	1.9%	-2.3%	4.4%
Philadelphia	17.9%	2.4%	1.9%	-1.6%	4.6%
Chicago	6.4%	2.6%	2.3%	3.1%	1.5%
Boston	6.1%	1.9%	2.3%	-3.2%	6.1%
Florida	2.4%	-4.5%	-4.4%	-2.4%	-6.3%
Other	1.7%	1.6%	1.7%	5.7%	-0.5%

Total Core	100.0%	2.5%	2.8%	0.6%	4.3%

(1) Excludes Utility Reimbursements

Resident Statistics

Top Six Reasons for Moveouts - Owned Communities
	2Q '08	1Q '08	4Q '07	3Q '07	2Q '07	1Q '07	Year '07	Year '06	Year '05

Employment related	15.20%	15.60%	16.00%	17.40%	15.70%	15.20%	16.10%	15.60%	15.60%

Eviction/skip	13.00%	16.40%	16.20%	12.80%	12.70%	16.70%	14.60%	14.20%	13.10%

Home purchase	12.60%	11.10%	13.70%	14.90%	16.60%	16.70%	15.50%	18.50%	19.40%

Location convenience/
apartment size	11.00%	11.00%	13.00%	14.10%	13.90%	13.80%	13.70%	12.40%	12.80%

Rent level	10.20%	9.10%	7.40%	7.40%	8.60%	8.60%	8.00%	8.40%	9.20%

Domestic situation	10.00%	7.50%	7.50%	11.20%	10.30%	7.90%	9.20%	8.90%	8.10%

Traffic - Core					Turnover - Core
			Signed	Signed
	Traffic	Traffic	Leases	Leases
	2Q '08	Year '08	2Q '08	Year '08
	vs.	To	vs.	To
	2Q '07	Year '07	2Q '07	Year '07	2Q '08	2Q '07	Year '08	Year '07

Region
Baltimore	6%	8%	1%	7%	11%	12%	21%	21%
Boston	17%	21%	-9%	-9%	11%	11%	20%	22%
Chicago	25%	23%	-2%	9%	13%	13%	23%	22%
Florida	58%	41%	49%	30%	11%	10%	23%	22%
Hudson Valley	127%	93%	33%	7%	11%	10%	17%	16%
Long Island	57%	36%	29%	15%	11%	10%	17%	18%
Maine	-3%	22%	5%	25%	13%	12%	23%	21%
New Jersey	19%	18%	26%	7%	10%	12%	18%	20%
Philadelphia	4%	4%	11%	10%	12%	13%	21%	23%
Washington	-5%	3%	-7%	5%	10%	10%	19%	19%

Total Core	11%	12%	6%	8%	11%	11%	20%	20%

Bad Debt as % of Rent and Utility Recovery - Core

	2Q '08	2Q '07	Year '08	Year '07
	1.19%	0.64%	1.13%	0.69%

Net Operating Income Detail - Core Properties
($ in thousands, except per unit data)

			Qtr	%			YTD	%
	2Q '08	2Q '07	Variance	Variance	YTD '08	YTD '07	Variance	Variance

Rent	$112,125	$109,411	$2,714	2.5%	$223,134	$217,408	$5,726	2.6%
Utility recovery	4,670	4,522	148	3.3%	11,407	10,266	1,141	11.1%
Rent including recoveries	116,795	113,933	2,862	2.5%	234,541	227,674	6,867	3.0%
Other income	5,219	4,766	453	9.5%	10,020	9,387	633	6.7%

Total income	122,014	118,699	3,315	2.8%	244,561	237,061	7,500	3.2%
Operating & maintenance	(48,460)	(48,161)	(299)	-0.6%	(101,738)	(99,895)	(1,843)	-1.8%

Net Core NOI	$73,554	$70,538	$3,016	4.3%	$142,823	$137,166	$5,657	4.1%

Physical Occupancy %	95.1%	95.0%	0.1%		95.0%	94.7%	0.3%

Weighted Avg Rent	$1,131	$1,098	$33	3.0%	$1,126	$1,095	$31	2.8%

Seasonality Factor for NAV Calculation

To annualize net operating income in order to calculate a net asset value, the seasonality factor to apply to the current quarter's effective NOI run rate is 25.1%. This will adjust for the typical seasonal variability in NOI for each quarter.

Operating Expense Detail - Core Properties
($ in thousands)

			Qtr	%			YTD	%
	2Q '08	2Q '07	Variance	Variance	YTD '08	YTD '07	Variance	Variance

Electricity	$1,879	$1,850	$(29)	-1.6%	$4,004	$3,800	$(204)	-5.4%

Gas	3,226	3,294	68	2.1%	11,595	12,876	1,281	9.9%

Water & sewer	3,302	3,065	(237)	-7.7%	6,698	6,375	(323)	-5.1%

Repairs & maintenance	7,336	7,986	650	8.1%	13,076	13,282	206	1.6%

Personnel expense	11,235	11,054	(181)	-1.6%	22,632	22,348	(284)	-1.3%

Advertising	1,100	1,117	17	1.5%	2,195	2,228	33	1.5%

Legal & professional	406	337	(69)	-20.5%	721	725	4	0.6%

Office & telephone	1,342	1,359	17	1.3%	2,777	2,877	100	3.5%

Property insurance	2,810	2,874	64	2.2%	5,612	4,700	(912)	-19.4%

Real estate taxes	11,323	10,697	(626)	-5.9%	22,675	21,175	(1,500)	-7.1%

Snow	27	97	70	72.2%	589	763	174	22.8%

Trash	890	748	(142)	-19.0%	1,765	1,438	(327)	-22.7%

Property management G & A	3,584	3,683	99	2.7%	7,399	7,308	(91)	-1.2%

Total Core	$48,460	$48,161	$(299)	-0.6%	$101,738	$99,895	$(1,843)	-1.8%

Discontinued Operations
($ in thousands)

The operating results of discontinued operations are summarized as follows for the quarter and six months ended June 30, 2008 and 2007:

	2Q '08	2Q '07	Year '08	Year '07
Revenues:
Rental income	$11	$5,213	$755	$10,304
Property other income	5	238	29	652
Total revenues	16	5,451	784	10,956
Expenses:
Operating and maintenance	29	1,984	531	4,572
Interest expense	-	477	1,443	731
Depreciation and amortization	-	1,294	106	2,556
Total expenses	29	3,755	2,080	7,859
Income (loss) from discontinued operations
before minority interest	(13)	1,696	(1,296)	3,097
Minority interest in operating partnership	4	(487)	381	(889)
Income (loss) from discontinued operations	$(9)	$1,209	$(915)	$2,208

Summary Of Recent Acquisitions
($ in millions, except per unit data)

					(1)			Wgtd. Avg.
			Purchase	# of	CAP	Purchase		Price Per
Community	Market	State	Date	Units	Rate	Price		Unit
2008 Acquisitions

					(1)			Wgtd. Avg.
			Purchase	# of	CAP	Purchase		Price Per
Community	Market	State	Date	Units	Rate	Price		Unit
2007 Acquisitions
The Townhomes of Beverly	Boston	MA	2/15/2007	204	5.8%	$36.4		$178,598
Jacob Ford Village	New Jersey	NJ	2/15/2007	270	5.5%	$26.7		$98,811
Fox Hall Apartments	Baltimore	MD	3/28/2007	720	5.7%	$62.2		$86,436
Westwoods	Boston	MA	4/30/2007	35	6.6%	$4.0		$114,143
Dunfield Townhouses	Baltimore	MD	11/1/2007	312	6.5%	$32.2	(2)	$103,061

			Total YTD	1,541	5.9%	$161.5		$104,800

	Total 2008 and 2007 Acquisitions			1,541	5.9%	$161.5		$104,800

(1)	CAP rate based on projected NOI at the time of acquisition after an allowance for a 3% management fee but before capital expenditures.

(2)	Purchase Price is $2.4 million less than reported in acquisition press release due to GAAP fair market value adjustment for OP Units issued at a price above current market value.

Summary Of Recent Sales
($ in millions, except per unit data)
					(1)		Wgtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate	Price	Unit
2008 Sales
Carriage Hill Apartments	Hudson Valley	NY	1/31/2008	140	6.7%	$15.1	$107,750
Long Island: 5 Properties (2)	Long Island	NY	2/1/2008	363	6.1%	$42.0	$115,749
Mill Company Gardens	Portland	ME	2/21/2008	95	6.3%	$7.4	$77,747
			Total YTD	598	6.3%	$64.5	$107,839

					(1)		Wgtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate	Price	Unit
2007 Sales
Brittany Place	NoVA/DC	MD	7/12/2007	591	5.7%	$74.1	$125,381
Executive House	Philadelphia	PA	8/20/2007	100	6.4%	$9.6	$96,000
Shakespeare Park	Baltimore	MD	9/18/2007	84	7.3%	$6.9	$82,143
Cornwall Park	Hudson Valley	NY	12/12/2007	75	7.2%	$11.0	$146,667
Fenland Field	Baltimore	MD	12/28/2007	234	5.7%	$27.9	$119,231
			Total YTD	1,084	5.9%	$129.5	$119,465

			Total 2008 and 2007 Sales	1,682	6.0%	$194.0	$115,332

(1)	CAP rate based on projected NOI at the time of sale after an allowance for a 3% management fee but before capital expenditures.

(2)	Consists of East Winds Apartments, Coventry Village, Maple Tree, Terry Apartments and Rider Terrace.

Breakdown Of Owned Units By Market

		Net			Net
		Acquired/			Acquired/
		Developed	As of	12/31/2007	Developed	As of	Current
Market	State	in 2007	12/31/2007	% of Units	in 2008	6/30/2008	% of Units
Suburban Washington	DC	-591	8,988	23.97%	-1	8,987	24.34%
Suburban New York City	NY/NJ	195	8,535	22.76%	-503	8,032	21.75%
Baltimore	MD	714	7,346	19.59%	0	7,346	19.90%
Philadelphia	PA	-15	6,452	17.21%	24	6,476	17.54%
Boston	MA	239	2,382	6.35%	0	2,382	6.45%
Chicago	IL	0	2,242	5.98%	0	2,242	6.07%
Florida	FL	0	836	2.23%	0	836	2.26%
Portland	ME	0	715	1.91%	-95	620	1.68%

Total		542	37,496	100.0%	-575	36,921	100.0%

Debt Summary Schedule
			INTEREST	06/30/08	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

Westwood Village - 1st	(1)	M and T Bank	5.940	14,445,361	10/31/08	0.34
Stone Ends		Prudential-Fannie Mae	4.530	22,138,772	11/01/08	0.34
Westwood Village - 2nd	(1)	M and T Bank	5.940	791,091	11/01/08	0.34
Westwood Village - 3rd		M and T Bank	5.550	16,912,852	11/01/08	0.34
Golf Club Apartments		ARCS - Fannie	6.585	14,872,024	12/01/08	0.42
Devonshire - 2nd		Wachovia - Fannie Mae	6.720	4,492,670	01/01/09	0.51
Heritage Square		Centerline - Fannie Mae	5.150	6,124,161	07/01/09	1.00
Blackhawk		M&T Realty - Freddie Mac	5.060	12,882,646	12/01/09	1.42
William Henry		NorthMarq - Freddie	5.310	21,918,763	12/01/09	1.42
Braddock Lee		Prudential-Fannie Mae	4.575	20,654,244	01/01/10	1.51
Elmwood Terrace		Centerline - Fannie Mae	5.300	20,465,461	01/01/10	1.51
Glen Manor		Prudential-Fannie Mae	5.065	5,628,950	01/01/10	1.51
Hill Brook Apts		M&T Realty - Freddie Mac	5.210	10,869,811	01/01/10	1.51
Lakeview		Prudential-Fannie Mae	4.575	8,404,010	01/01/10	1.51
Pleasure Bay		Prudential-Fannie Mae	4.575	14,610,179	01/01/10	1.51
Ridley Brook		Prudential-Fannie Mae	4.865	9,374,928	01/01/10	1.51
Sherry Lake		Capmark - Freddie Mac	5.180	18,899,457	01/01/10	1.51
Windsor Realty		Prudential-Fannie Mae	4.575	4,523,859	01/01/10	1.51
Bayview Apartments		M&T Realty - Freddie Mac	4.950	11,195,865	03/01/10	1.67
Multi-Property		M&T Realty - Freddie Mac	7.575	45,400,000	05/01/10	1.84
Cider Mill - 1st	(1)	Deutsche Bank - Freddie	4.720	40,775,956	10/01/10	2.25
Cider Mill - 2nd		Deutsche Bank - Freddie	5.180	17,662,992	10/01/10	2.25
Cider Mill - 3rd		Deutsche Bank - Freddie	4.810	8,935,763	10/01/10	2.25
Home Properties of Devon		Prudential-Fannie Mae	7.500	28,892,000	10/01/10	2.25
The Heights at Marlborough - 1st	(1)	Deutsche Bank - Freddie	5.420	22,397,687	10/01/10	2.25
The Heights at Marlborough - 2nd		Deutsche Bank - Freddie	4.890	5,330,087	10/01/10	2.25
Trexler Park		Prudential-Fannie Mae	7.500	10,140,000	10/01/10	2.25
Multi-Property		Prudential-Fannie Mae	7.250	32,978,000	01/01/11	2.51
Multi-Property		Prudential-Fannie Mae	6.360	8,141,000	01/01/11	2.51
Multi-Property		Prudential-Fannie Mae	6.160	58,881,000	01/01/11	2.51
Orleans Village - 1st		Prudential-Fannie Mae	6.815	43,745,000	01/01/11	2.51
Orleans Village - 2nd		Prudential-Fannie Mae	5.360	22,248,000	01/01/11	2.51
New Orleans/Arbor Crossing		Prudential-Fannie Mae	4.860	18,676,028	03/01/11	2.67
Racquet Club East - 1st		Prudential-Fannie Mae	6.875	20,765,885	04/01/11	2.75
Racquet Club East - 2nd		Prudential-Fannie Mae	5.490	10,155,236	04/01/11	2.75
Timbercroft Townhomes 1 - 1st		Capmark - HUD	8.500	335,557	05/01/11	2.84
The Meadows at Marlborough	(1)	Prudential - Fannie Mae	5.500	20,737,723	08/01/11	3.09
Lake Grove - 1st		Prudential-Fannie Mae	6.540	25,270,059	12/01/11	3.42
Lake Grove - 2nd		Prudential-Fannie Mae	5.510	10,890,042	12/01/11	3.42
Mount Vernon Square	(1)	KeyBank RE Cap-Fannie	5.490	87,784,036	01/01/12	3.51
Multi-Property Notes Pay		Seller Financing	4.000	332,665	02/01/12	3.59
Timbercroft III - 1st		Capmark - HUD	8.000	519,914	02/01/12	3.59
Castle Club Apartments		NorthMarq - Freddie	7.080	6,481,899	05/01/12	3.84
Gateway Village		Prudential-Fannie Mae	6.885	6,700,014	05/01/12	3.84
The Colonies		Prudential-Fannie Mae	7.110	19,587,819	06/01/12	3.92
Lakeshore Villas		M&T Realty - Freddie Mac	6.850	4,803,095	07/01/12	4.01
Patricia Apts		M&T Realty - Freddie Mac	6.830	5,093,551	07/01/12	4.01
Sunset Gardens - 1st		M&T Realty - Freddie Mac	6.830	5,649,211	07/01/12	4.01
Sunset Gardens - 2nd		M&T Realty - Freddie Mac	5.520	2,710,692	07/01/12	4.01
Woodholme Manor		Prudential-Fannie Mae	7.165	3,610,026	07/01/12	4.01
Regency Club - 1st	(1)	Centerline - Fannie Mae	4.840	17,706,959	10/01/12	4.26
Regency Club - 2nd		Centerline - Fannie Mae	4.950	7,544,570	10/01/12	4.26
Liberty Place	(1)	CW Capital- Fannie	5.710	6,264,525	11/01/12	4.34
Hackensack Gardens - 1st		Wash Mutual-Fannie Mae	5.260	4,609,328	03/01/13	4.67
Hackensack Gardens - 2nd		Wash Mutual-Fannie Mae	5.440	4,454,068	03/01/13	4.67
Barrington Gardens		Wachovia - Freddie	4.960	11,442,175	04/01/13	4.76
Topfield Apartments		M&T Realty-Fannie Mae	5.300	6,189,068	04/01/13	4.76
Canterbury Apartments		M&T Realty-Fannie Mae	5.020	28,243,898	05/01/13	4.84
Multi-Property		Prudential - Fannie Mae	6.475	100,000,000	08/31/13	5.17
Heritage Woods Apts	(1)	MMA Realty - Fannie	5.290	4,998,100	09/01/13	5.18
Falkland Chase		Centerline - Fannie Mae	5.480	13,265,572	04/01/14	5.76
The Apts. At Wellington Trace		M&T Realty - Freddie Mac	5.520	25,016,653	04/01/14	5.76
Hawthorne Court		Centerline - Fannie Mae	5.270	36,262,116	07/01/14	6.01
Curren Terrace - 1st		M&T Realty - Freddie Mac	5.360	14,157,778	10/01/14	6.26
Curren Terrace - 2nd		M&T Realty - Freddie Mac	5.090	10,188,923	10/01/14	6.26
Stratford Greens		North Fork Bank	5.750	32,362,719	07/01/15	7.01
Sayville Commons		M&T Realty - Freddie Mac	5.000	41,690,744	08/01/15	7.09
Northwood Apartments		M&T Realty - Freddie Mac	5.500	10,675,000	12/01/15	7.42
Cinnamon Run - 1st		M&T Realty - Freddie Mac	5.250	51,997,414	01/01/16	7.51
Cinnamon Run - 2nd		M&T Realty - Freddie Mac	5.550	5,379,849	01/01/16	7.51
Peppertree Farm - 1st		M&T Realty - Freddie Mac	5.250	80,034,260	01/01/16	7.51
Peppertree Farm - 2nd		M&T Realty - Freddie Mac	5.550	1,956,304	01/01/16	7.51
The Hamptons/Vinings at Hamptons		Prudential-Fannie Mae	5.565	53,038,275	02/01/16	7.59
Devonshire - 1st		Wachovia - Fannie Mae	5.600	38,784,973	04/01/16	7.76
Mid-Island		Prudential-Fannie Mae	5.480	19,913,000	04/01/16	7.76
Owings Run 1 & 2		Prudential-Fannie Mae	5.590	43,081,000	04/01/16	7.76
Country Village		Centerline - Fannie Mae	5.520	19,464,472	06/01/16	7.93
Fox Hall Apartments		Columbia Nat'l - Freddie	5.610	47,000,000	06/01/17	8.93
Mill Towne Village		Prudential-Fannie Mae	5.990	24,239,000	09/01/17	9.18
Royal Gardens Apts.		M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	9.35
Village Square 1, 2 & 3		Prudential-Fannie Mae	5.810	39,285,000	12/01/17	9.43
Chatham Hill		M&T Realty - Freddie Mac	5.590	45,000,000	01/01/18	9.51
Seminary Towers Apartments		Prudential-Fannie Mae	5.485	53,515,000	07/01/18	10.01
Bonnie Ridge - 1st		Prudential Life	6.600	13,635,145	12/15/18	10.47
Bonnie Ridge - 2nd		Prudential Life	6.160	18,621,040	12/15/18	10.47
Bonnie Ridge - 3rd		Prudential Life	6.070	25,738,723	12/15/18	10.47
Timbercroft III - 2nd		M & T Realty - HUD	8.375	2,598,469	06/01/19	10.93
Timbercroft Townhomes 1 - 2nd		M & T Realty - HUD	8.375	1,764,163	06/01/19	10.93
Dunfield Townhomes		Centerline - HUD	5.250	12,891,840	09/01/28	20.19
Bari Manor	(1)	Wachovia (Servicer)	4.440	2,582,580	10/11/28	20.30
Hudson View Estates	(1)	Wachovia (Servicer)	4.500	2,004,888	10/11/28	20.30
Sherwood Townhouses	(1)	Wachovia (Servicer)	4.290	624,174	10/11/28	20.30
Sparta Green	(1)	Wachovia (Servicer)	4.440	1,632,800	10/11/28	20.30
Highland House	(1)	Arbor Comml - Fannie	6.320	6,328,383	01/01/29	20.52
Westwoods	(1)	Capstone Realty - HUD	5.940	3,680,686	06/01/34	25.94
Briggs-Wedgewood	(2)	Berkshire Mtg - HUD	6.000	16,398,536	11/01/34	26.36

WTD AVG - FIXED SECURED			5.736	1,888,098,210		5.60

VARIABLE RATE SECURED
Falkland Chase BMA Index + 1.10		MontCtyHOC-Fannie Mae	2.578	24,695,000	10/01/30	22.27
Adjusts Weekly
Virginia Village - Freddie 30d Ref + 1.99		Wachovia - Freddie Mac	4.143	31,675,000	07/01/15	7.01
Adjusts Monthly

WTD AVG - VARIABLE SECURED			3.457	56,370,000		13.70

WTD AVG - TOTAL SECURED DEBT			5.670	1,944,468,210		5.84

FIXED RATE UNSECURED
Exchangeable Senior Notes			4.125	200,000,000	11/01/26	18.35

VARIABLE RATE UNSECURED - LINE OF CREDIT
Unsecured Line of Credit		M and T Bank et. al.	3.213	75,500,000	09/01/08	0.17
Adjusts Daily 30 LIBOR + 75

TOTAL COMBINED DEBT			5.447	$2,219,968,210		6.77

% OF PORTFOLIO - FIXED				94.1%

WTG AVG - TOTAL SECURED DEBT			5.670			5.84
WTD AVG - TOTAL PORTFOLIO			5.447			6.77

(1)	General ledger balance and rate have been adjusted pursuant to FAS #141 to reflect fair market value of debt.
(2)	Affordable general partner minority interest property consolidated pursuant to FIN 46R.

UNENCUMBERED PROPERTIES				FIXED RATE
				MATURING DEBT SCHEDULE
Beechwood Gardens	160	Sherwood House	6		MATURING	WTD AVG	% OF
Cambridge Village	82	Southern Meadows	452	YEAR	DEBT	RATE	TOTAL
Courtyards Village	224	The Brooke at Peachtree	146	2008	69,160,100	5.53	3.66%
Cypress Place	192	The Colony	783	2009	45,418,240	5.36	2.41%
East Hill Gardens	33	The Coves at Chesapeake	469	2010	304,161,250	5.67	16.11%
Gardencrest	696	The Landings	384	2011	272,823,529	6.24	14.45%
Glen Brook	177	The Sycamores	185	2012	174,788,977	5.86	9.26%
Holiday Square	144	The Townhomes of Beverly	204	2013	159,936,636	5.96	8.47%
Jacob Ford Village	270	The Village at Marshfield	276	2014	98,891,041	5.36	5.24%
Liberty Commons	120	Trexler Park	192	2015	84,728,464	5.35	4.49%
Morningside Heights	1050	Wayne Village Apartments	275	2016	313,649,548	5.43	16.61%
Ridgeview Chase	204	Woodleaf Apartments	228	2017	157,524,000	5.78	8.34%
Racquet Club South	103	Yorkshire Village	40	2018 - 2042	207,016,427	5.80	10.96%
				TOTAL	$1,888,098,210	5.74	100.00%
Total Unencumbered Properties:	26	Total Units:	7,095

Page 24-25

Recurring Capital Expenditure Summary

Effective January 1, 2007, the Company updated its estimate of the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment.  For 2007, the Company estimated that the proper amount was $760 per apartment unit.  For 2008, the Company has grown this amount using a 3% inflationary factor and is using $780.

The Company has a policy to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include: appliances, carpeting and flooring, HVAC equipment, kitchen/bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring upgrades include, among other items:  community centers, new windows, and kitchen/bath apartment upgrades.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost Per	Cost Per
	Cost Per	Useful	Per Unit	Unit	Unit
Category	Unit	Life(1)	Per Year(2)	Per Year(3)	Per Year
Appliances	$1,368	10	$137	$5	$142
Blinds/shades	135	3	45	6	51
Carpets/cleaning	840	4	210	97	307
Computers, equipment, misc.(4)	120	5	24	29	53
Contract repairs	-	-	-	102	102
Exterior painting (5)	84	3	28	1	29
Flooring	250	7	36	-	36
Furnace/air (HVAC)	765	24	32	43	75
Hot water heater	260	7	37	-	37
Interior painting	-	-	-	138	138
Kitchen/bath cabinets	1,100	25	44	-	44
Landscaping	-	-	-	106	106
New roof	800	24	33	-	33
Parking lot	540	15	36	-	36
Pool/exercise facility	105	16	7	23	30
Windows	1,505	28	54	-	54
Miscellaneous (6)	555	15	37	40	77
Total	$8,427		$760	$590	$1,350
For 2008, after applying the 3% inflationary factor:			$780

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.

(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.

(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $590 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's same- store expense detail schedule.

(4)	Includes computers, office equipment/ furniture, and maintenance vehicles.

(5)
The level of exterior painting may be lower than other similar titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as: balconies, siding, and concrete/sidewalks.

In reviewing the breakdown of costs above, one must consider the Company's unique strategy in operating apartments which has been to improve every property every year regardless of age.  Another part of its strategy is to purchase older properties and rehab and reposition them to enhance internal rates of return.  This strategy results in higher costs of capital expenditures and maintenance costs which is more than justified by higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Page 26-28

Capital Expenditure Summary

The Company estimates that during the three months ended June 30, 2008 approximately $195 per unit was spent on recurring capital expenditures.  The table below summarizes the breakdown of capital improvements by major categories between recurring and non-recurring, revenue generating capital improvements as follows:

For the three months ended June 30, 2008
($ in thousands, except per unit data)
			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$569	$16	$569	$16
Major building improvements	1,093	30	3,503	95	4,596	125
Roof replacements	303	8	1,319	36	1,622	44
Site improvements	395	11	1,531	42	1,926	53
Apartment upgrades	677	18	7,289	199	7,966	217
Appliances	1,398	38	-	-	1,398	38
Carpeting/flooring	2,259	62	557	15	2,816	77
HVAC/mechanicals	634	17	2,315	63	2,949	80
Miscellaneous	404	11	525	14	929	25
Totals	$7,163	$195	$17,608	$480	$24,771	$675

(a)
Calculated using the weighted average number of units owned, including 35,188 core units, and 2007 acquisition units of 1,541 for the three months ended June 30, 2008 and 35,188 core units, and 2007 acquisition units of 1218 for the three months ended June 30, 2007.

For the six months ended June 30, 2008
(in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New Buildings	$-	$-	$1,226	$33	$1,226	$33
Major building improvements	2,185	59	5,131	140	7,316	199
Roof replacements	606	16	1,719	47	2,325	63
Site improvements	790	22	1,936	53	2,726	75
Apartment upgrades	1,691	46	11,215	305	12,906	351
Appliances	2,459	68	4	-	2,463	68
Carpeting/Flooring	4,518	123	694	19	5,212	142
HVAC/Mechanicals	1,267	34	4,147	113	5,414	147
Miscellaneous	808	22	805	22	1,613	44
Totals	$14,324	$390	$26,877	$732	$41,201	$1,122

(a)
Calculated using the weighted average number of units owned, including 35,188 core units, 2007 acquisition units of 1,541 for the six month's ended June 30, 2007 and 35188 core units and 2007 acquisition units of 746 for the six month's ended June 30, 2007.

Capital Expenditure Summary

The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended June 30, 2008
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit	Cap Ex	Per Unit	Improvements	Per Unit
Core Communities	$6,863	$195	$15,847	$450	$22,710	$645
2008 Acquisition Communities	-	-	-	-	-	-
2007 Acquisition Communities	300	195	1,761	1,143	2,061	1,338
Sub-total	7,163	195	17,608	479	24,771	674
2008 Disposed Communities	-	-	-	-	-	-
2007 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (1)	-	-	-	-	1,118	-
	$7,163	$195	$17,608	$479	$25,889	$674

For the six months ended June 30, 2008
(in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit	Cap Ex	Per Unit	Improvements	Per Unit
Core Communities	$13,723	$390	$24,096	$685	$37,819	$1,075
2008 Acquisition Communities	-	-	-	-	-	-
2007 Acquisition Communities	601	390	2,781	1,805	3,382	2,195
Sub-total	14,324	390	26,877	732	41,201	1,122
2008 Disposed Communities	14	122	-	-	14	122
2007 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (1)	-	-	-	-	2,189	-
	$14,338	$389	$26,877	$729	$43,404	$1,119

(1)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software and office furniture, fixtures and leasehold improvements.

Adjusted Net Operating Income - Core Properties
($ in thousands)

	Quarter	Quarter
	6/30/2008	6/30/2007	Change

Net Operating Income	$73,554	$70,538	4.3%

Less: Non-recurring Cap-ex @ 6%	(951)	-	-

Adjusted Net Operating Income	$72,603	$70,538	2.9%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 6% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Communities as of June 30, 2008
($ in thousands)

		# of		Estimated					%
	Property	Units at	Estimated	Costs	Costs	Construction	Initial	Construction	Physical
	Type	Completion	Costs	Per Unit	Incurred	Start	Occupancy	Completion	Occupancy

Under construction:
Trexler Park West	Garden	216	$26,100	$120.8	$24,269	3Q 05	3Q 06	3Q 08	84.5%
Allentown, PA

1200 East West Highway	High Rise	247	74,000	299.6	25,286	2Q 07	3Q 09	4Q 09	n/a
Silver Spring, MD

The Courts at Huntington Station	Podium	421	123,000	292.2	40,976	1Q 08	1Q 10	3Q 11	n/a
Alexandria, VA

Pre-construction:
Falkland North	High Rise	1,059	317,700	300.0	1,475	2010	2012	2014	n/a
Silver Spring, MD

Ripley Street *	High Rise	300	tbd	tbd	16,366	tbd	tbd	tbd	n/a
Silver Spring, MD

Totals		2,243	$540,800	$241.1	$108,372

*Preliminary estimates.  A site plan for construction of up to 314 apartment units has been filed.  More detail will be provided in subsequent quarters.

2008 Earnings Guidance	Actual	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2008 compared to 2007 based on NAREIT definition
FFO per share - 2008 guidance per NAREIT definition	$0.792	$0.899	$.85 - $.89	$.83 - $.87	$3.37 - $3.45

Midpoint of guidance	$0.792	$0.899	$0.87	$0.85	$3.41

FFO per share - 2007 actual per NAREIT definition	$0.726	$0.853	$0.835	$0.786	$3.202

Improvement projected	9.1%	5.4%	4.2%	8.1%	6.5%

2008 compared to 2007 based on "Operating FFO"
FFO per share - 2008 Operating FFO	$0.792	$0.899	$.85 - $.89	$.83 - $.87	$3.37 - $3.45

Midpoint of guidance	$0.792	$0.899	$0.87	$0.85	$3.41

FFO per share - 2007 Operating FFO	$0.766	$0.853	$0.835	$0.786	$3.242

Improvement projected	3.4%	5.4%	4.2%	8.1%	5.2%

"Operating FFO" is defined as FFO as computed under the strict interpretation of the NAREIT definition and adding back impairment and other non-recurring charges.  Following the NAREIT definition created certain noise in 2007 due to the redemption of the 9.0% Series F Preferred Stock.  The $1.9 million in issuance costs originally incurred in 2002 was recorded as a reduction to shareholders' equity.  Upon redemption in the first quarter of 2007, the $1.9 million was reflected as a reduction from both net income available to common shareholders and Funds From Operations available to common shareholders.  Operating FFO for the year exceeded the results as measured under the NAREIT definition by approximately four cents per share in 2007 as this $1.9 million was added back for Operating FFO purposes.

		Actual	Actual
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year
Assumptions for mid-point of guidance:
Same store revenue growth	see notes (1) & (2)	3.5%	2.8%	3.6%	4.5%	3.6%

Same store expense growth	see note (3)	3.0%	0.6%	4.9%	5.1%	3.4%

Same store NOI growth		4.0%	4.3%	2.8%	4.1%	3.8%

Same store 2008 physical occupancy		94.9%	95.1%	95.0%	94.5%	94.9%

Same store 2007 physical occupancy		94.4%	95.0%	95.0%	94.6%	94.8%

Difference in occupancy		0.5%	0.1%	0.0%	-0.1%	0.1%

Annual growth by region: (as originally published in February 2008)

	2007	2008 Same Store Growth Projection
	% of NOI	Revenue	Expenses	NOI
Philadelphia	15.0%	4.5%	3.2%	5.5%
Washington, DC	26.9%	4.2%	4.6%	3.9%
Baltimore	17.4%	3.9%	2.5%	4.8%
Florida	1.9%	3.9%	5.8%	2.2%
Chicago	4.2%	3.5%	8.6%	-1.1%
New Jersey/Long Island/Hudson Valley	26.0%	3.4%	5.7%	1.6%
Maine	1.5%	2.6%	5.4%	0.8%
Boston	7.1%	2.3%	2.5%	2.2%
Total	100.0%	3.8%	4.5%	3.3%

2008 Earnings Guidance

(1)	Rental rates are projected to increase 2.9%. Economic occupancy is expected to decrease 0.2% for the year, resulting in 2.7% rental revenue growth.

(2)
Property other income is expected to increase year over year, increasing the 2.7% rental revenue growth to 3.6% total revenue growth. Driving this increase is a $3.7 million marginal increase in utility recovery income.

The water and sewer recovery is not affected significantly by seasonality and we expect a consistent revenue stream each quarter.  The heating cost recovery revenue will be much higher in the winter months, and accordingly lower in the warmer months, so this will create a certain "lumpiness", but will match up better with our period of higher costs.  The breakdown by quarter for the combined recovery is as follows:

	(In thousands)
	Actual	Actual	A
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year
Utility recovery - 2008	$6,738	$4,670	$3,600	$6,350	$21,358

Utility recovery - 2007	$5,740	$4,532	$2,802	$4,613	$17,687

Difference	$998	$138	$798	$1,737	$3,671

(A)	In the second half of the year utility recovery is projected to increase $550 thousand from previous projections and utility expense is increasing $1.2 million.

(3)	Expense growth rates assumed for the midpoint of guidance for every expense category are as follows:

		% of Total	% Increase
		Expenses	Over 2007
	Electricity	4.6%	6.9%
	Natural gas heating costs	11.3%	4.5%
	Water and sewer	7.2%	3.6%
	Repairs and maintenance	14.8%	1.8%
	Total personnel costs	23.7%	2.4%
(a)	Real estate taxes	24.1%	5.6%
	Property insurance	5.9%	8.0%
	Advertising	2.4%	-1.9%
(b)	Legal & Professional	0.7%	-11.2%
	Office & telephone	2.5%	0.5%
(c)	Corporate apartment expense	0.4%	-23.5%
	Snow removal	0.5%	-21.5%
(d)	Trash	1.9%	18.5%
		100.0%	3.8%

(a)
Real estate taxes will be a tough comparison due to "noise" in the 2007 results. The first quarter increased 8% as the 2007 period included $387 thousand of previous years' refunds from a tax assessment reduction.  The third quarter is projected to increase only .8% as the 2007 period included a $500 thousand tax true-up due to an assessment increase.  Finally, the fourth quarter is projected to increase 7.9% as the year ago period included $582 thousand of a one-time benefit as Chicago taxes were successfully reduced.

(b)	Legal & professional is projected to decrease as 2007 included fees for successful tax assessment reductions that are not expected to continue in 2008 (see (a) above).

(c)	Corporate apartment expense (a component of office and telephone) is projected to decrease as the level of additional corporate income has also decreased.

(d)
Trash removal expense is projected to increase double digits due to a tough comparison to 2007.  We had been enjoying costs much lower than market due to our participation in a national buying group.  The largest supplier has left this group, such that our costs in 2008 reflect costs closer to market. In addition, collectors are starting to add fuel surcharges.

2008 Earnings Guidance
(4)	G & A costs are expected to increase 6.4%. The run rate is projected as follows:

	(In thousands)
	Actual	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2008 projected	$6,219	$6,620	$6,075	$5,975	$24,889
2007 Actual	$5,518	$5,952	$6,159	$5,783	$23,412
Difference	$701	$668	$(84)	$192	$1,477

The run rate above included $960 thousand expensed for the Development Department in 2007,  which is projected to increase to $1.5 million in 2008.

(5) Interest and dividend income is expected to have a run rate of approximately $25 thousand per quarter for the remainder of 2008.  The level for 2007 was substantially higher as proceeds from asset sales were held in cash until invested permanently into property, debt repayment and stock buyback. The run rate is projected as follows:

	(In thousands)
	Actual	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2008 projected	$120	$19	$25	$25	$189
2007 Actual	$1,207	$83	$396	$277	$1,963
Difference	$(1,087)	$(64)	$(371)	$(252)	$(1,774)

(6) Other income - the higher level in the first quarter of 2007 was due to a post-closing consulting agreement from the Upstate NY sale. The run rate is projected as follows:
		(In thousands)
		Actual	Actual
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year

	2008 projected	$192	$86	$30	$175	$483
	2007 Actual	$775	$58	$229	$62	$1,124
	Difference	$(583)	$28	$(199)	$113	$(641)

		(In millions)
		Actual	Actual
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year
(7) Acquisition pace (cap rate avg of 6.25% assumed)		$0	$0	$0	$50	$50

(8) Disposition pace (cap rate avg of 6.25% assumed)		$65	$0	$25	$50	$140

		(In millions)
		Actual	Actual
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year
(9) Stock buyback activity		$50	$0	$0	$0	$50